Exhibit 99.(j)(f)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Fund Service Providers” and “Independent Registered Public Accounting Firm” in this Post-Effective Amendment No. 99 to the registration statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
November 22, 2006